As filed with the Securities and Exchange Commission on May 27, 2026.

Registration No. 333-296032

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

d

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Parabilis Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4505725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Parabilis Medicines, Inc.

30 Acorn Park Drive

Cambridge, MA 02140

(617) 945-9510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mathai Mammen, M.D., Ph.D.

Chief Executive Officer

30 Acorn Park Drive

Cambridge, MA 02140

(617) 945-9510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft Gregg L. Katz Alicia M. Tschirhart Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Teresa Jurgensen General Counsel Parabilis Medicines, Inc. 30 Acorn Park Drive Cambridge, MA 02140 (617) 945-9510	Brian K. Rosenzweig Alicia Zhang Charles A. Dobb Covington & Burling LLP 30 Hudson Yards New York, NY 10001 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-296032) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1**	Sixth Amended and Restated Certificate of Incorporation, as amended, as currently in effect.

3.2*	Form of Seventh Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the closing of this offering.

3.3**	Bylaws, as currently in effect.

3.4	Form of Amended and Restated Bylaws, to be in effect as of the effectiveness of the registration statement of which this prospectus forms a part.

4.1	Specimen Common Stock Certificate.

4.2**+	Sixth Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated as of January 6, 2026.

4.3**	Warrant to Purchase Stock, by and between the Registrant and Silicon Valley Bank, dated September 21, 2021, as amended by Amendment No. 1 to Warrant to Purchase Stock dated April 12, 2022.

4.4**	Simple Agreement for Future Equity, by and between the Registrant and Explore Investments LLC, dated March 27, 2026.

5.1*	Opinion of Goodwin Procter LLP.

10.1**#	2016 Employee, Director and Consultant Equity Incentive Plan, as amended, and forms of award agreements thereunder.

10.2**#	2026 Stock Option and Grant Plan and forms of award agreements thereunder.

10.3#	Parabilis Medicines, Inc. 2026 Stock Option and Incentive Plan and forms of award agreements thereunder.

10.4#	Parabilis Medicines, Inc. 2026 Employee Stock Purchase Plan.

10.5#	Form of Indemnification Agreement, by and between the Registrant and its directors and executive officers.

10.6#	Senior Executive Cash Incentive Bonus Plan.

10.7#	Non-Employee Director Compensation Policy.

10.8*#	Form of Executive Offer Letter.

10.9**†

License Agreement, by and between the Registrant and the President and Fellows of Harvard College, dated August 30, 2017, as amended by Amendment No. 1 to License Agreement dated January 12, 2018, as further amended by Amendment No. 2 to License Agreement dated June 20, 2019 and as further amended by Amendment No. 3 to License Agreement dated July 16, 2020.

10.10**+

Loan and Security Agreement, by and between the Registrant and Silicon Valley Bank, dated September 21, 2021, as amended by First Amendment to Loan and Security Agreement, dated April 12, 2022, as further amended by Second Amendment to Loan and Security Agreement dated November 30, 2022, as further amended by Waiver and Third Amendment to Loan and Security Agreement, dated April 25, 2023 and as further amended by Fourth Amendment to Loan and Security Agreement dated November 22, 2024.

10.11**+

Lease, by and between the Registrant and 400 Discovery Park, LLC, dated April 22, 2019, as amended by First Amendment of Lease dated December 21, 2019 and Second Amendment of Lease, Confirmation of Terms and Reconciliation dated June 18, 2020.

10.12†	License and Collaboration Agreement, by and between the Registrant and Regeneron Pharmaceuticals, Inc. dated May 15, 2026.

10.13#	Executive Severance Plan.

10.14#	Compensation Recovery Policy.

21.1**	Subsidiaries of Registrant.

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table.

* To be filed by amendment.

** Previously filed.

# Indicates a management contract or any compensatory plan, contract or arrangement.

† Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

+ Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601(a)(5) and (6) of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 27th of May, 2026.

PARABILIS MEDICINES, INC.

By:	/s/Mathai Mammen
Name: Mathai Mammen, M.D., Ph.D.
Title: Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/Mathai Mammen	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 27, 2026
Mathai Mammen, M.D., Ph.D.

/s/Thomas Kotarakos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2026
Thomas Kotarakos

*	Director	May 27, 2026
Alexis Borisy

*	Director	May 27, 2026
Edward Fitzgerald

*	Director	May 27, 2026
Rick Klausner, M.D.

*	Director	May 27, 2026
Alan Sebulsky

*	Director	May 27, 2026
Jake Simson, Ph.D.

*	Director	May 27, 2026
Barbara Weber, M.D.

*	Director	May 27, 2026
Krishna Yeshwant, M.D.

By	/s/ Mathai Mammen
	Name:	Mathai Mammen, M.D., Ph.D.
	Title:	Attorney-in-Fact